UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________
FORM 8-K/A
Amendment No. 1
_________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: October 16, 2012
(Date of earliest event reported)

C.H. ROBINSON WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-23189

Delaware	41-1883630
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
14701 Charlson Road, Eden Prairie, MN 55347
(Address of principal executive offices, including zip code)
(952) 937-8500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On October 16, 2012, C.H. Robinson Worldwide, Inc. (the “Company” or "C.H. Robinson") and its wholly owned subsidiary, T-Chek Systems, Inc. (“T-Chek”), entered into a definitive Asset Purchase Agreement with Electronic Funds Service LLC (“EFS”), whereby EFS purchased substantially all of the assets comprising the payment services business previously operated by T-Chek. This Amendment No. 1 to the Current Report on Form 8-K includes certain financial information required by Item 9.01 that was not contained in the Current Report on Form 8-K dated October 16, 2012 (File No. 000-23189). Except as described above, all other information in, and the exhibits to, the Current Report on Form 8-K remain unchanged.

The registrant hereby amends Item 9.01 of its Current Report on Form 8-K dated October 16, 2012 by adding the following information as set forth below.
Item 9.01.    Financial Statements and Exhibits.
(b)    Pro Forma Financial Information.

The following pro forma financial information is filed herewith as Exhibit 99.3:

•	Pro Forma Condensed Consolidated Balance Sheet (Unaudited) as of June 30, 2012

•	Pro Forma Condensed Consolidated Statements of Operations (Unaudited) for the six months ended June 30, 2012

•	Pro Forma Condensed Consolidated Statements of Operations (Unaudited) for the year ended December 31, 2011
(d)    Exhibits.

99.3	Unaudited Pro Forma Condensed Consolidated Financial Statements as of and for the six months ended June 30, 2012 and for the year ended December 31, 2011.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C.H. ROBINSON WORLDWIDE, INC.

Date: April 18, 2013	By: /s/ Ben G. Campbell
Ben G. Campbell
Vice President, General Counsel and
Secretary

Exhibit Index

Exhibit	Description	Method of Filing

99.3	Unaudited Pro Forma Condensed Consolidated Financial Statements as of and for the six months ended June 30, 2012 and for the year ended December 31, 2011.	Filed Electronically